UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2024

ALLURION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41767	92-2182207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive

Natick, MA, 01760

(Address of Principal Executive Offices, including Zip Code)

(508) 647-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 1.420455 shares of Common Stock for $8.10 per share	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, Allurion Technologies, Inc. (the “Company” or “Allurion”) consummated a public offering pursuant to which the Company agreed to issue and sell 14,406,508 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants (“Public Warrants”) to purchase 16,567,484 shares of Common Stock at an offering price of $1.20 per share and accompanying warrant (the “Offering”), inclusive of the Underwriters’ exercise of their over-allotment option to purchase 2,160,976 Public Warrants, pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into between the Company, Jefferies LLC and TD Securities (USA) LLC, as representatives of the several underwriters (the “Underwriters”), which was previously filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2024.

In connection with the Offering, and pursuant to the Underwriting Agreement, the Underwriters were also granted a 30-day option to purchase up to an additional 2,160,976 shares of Common Stock at the public offering price. On July 5, 2024, the Underwriters partially exercised their over-allotment option to purchase an additional 1,927,265 shares of Common Stock, generating additional gross proceeds of approximately $2.3 million to the Company, before deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

Date: July 5, 2024	By:	/s/ Brendan Gibbons
	Name:	Brendan Gibbons
	Title:	Chief Legal Officer